Exhibit 99

Viacom Announces Leadership Transition

Robert Bakish Appointed Acting President and CEO, Having Led Viacom’s
International Growth Since 2007

Will Draw on Significant Operating Experience & Track Record of Innovation
to Position Viacom for the Future

NEW YORK, Oct. 31, 2016––The Board of Directors of Viacom Inc. (NASDAQ: VIAB, VIA) announced today the appointment of Robert (“Bob”) Bakish as Acting President and Chief Executive Officer, effective November 15. He will succeed Tom Dooley, who, as previously announced, will be leaving the Company.

Mr. Bakish, who has successfully built Viacom’s international business over the past 10 years, will lead efforts to strengthen Viacom going forward. He will be responsible for accelerating the growth of Viacom’s industry-leading networks and reinvigorating Viacom’s brands. He will focus on investing in and developing new content, expanding distribution and pursuing strategic growth opportunities in Viacom’s core businesses.

Mr. Bakish is also being appointed to the new role of President and Chief Executive Officer of the Viacom Global Entertainment Group. This new business unit combines Viacom’s International Media Networks division with the Company’s Music and Entertainment Group, which houses some of the Company’s most iconic brands including MTV, Comedy Central, VH1, Spike and Logo. In addition, TV Land and CMT will join the Global Entertainment Group portfolio under Mr. Bakish.

Viacom’s Kids and Family Group will be reestablished as the “Nickelodeon Group” to fully focus on building upon the success of the number one media network for kids, and exploit the broad array of growth opportunities in all facets of the kids segment, including recreation and hospitality. BET Networks, home of leading brands among African American adults, will continue to function as a dedicated and separate group.

Mr. Bakish joined Viacom in 1997 and has held leadership positions throughout the organization, most recently serving as President and CEO of Viacom International Media Networks (VIMN), and its predecessor company MTV Networks International, since 2007. In this role, Mr. Bakish was responsible for all of Viacom’s media networks and related businesses outside the United States. Under his leadership, the company’s international business has built an unmatched global presence, with Viacom’s more than 200 TV channels reaching a cumulative 3.9 billion subscribers, and international revenue doubling during his tenure.

“Bob’s record of innovation and achievement at Viacom, combined with his strategic vision and leadership ability, make him highly qualified for this position,” said Tom May, Chairman of the Board. “We are determined to move forward aggressively to strengthen Viacom for the future, whether as a stand-alone company or in a potential combination with CBS. There is a great deal of opportunity ahead and Bob is a superb leader to drive this effort, fully empowered to take the actions necessary to position Viacom for success.”

Shari Redstone, Vice Chair of the Board, said, “To be a successful leader in the industry today requires continuous flexibility, a global perspective, a commitment to innovation and an embrace of change. Bob is an exemplary forward thinker who embodies these traits, embraces disruption and brings teams along with him. Under his leadership our great employees will be supported in their efforts to bring world class content and experiences to our audiences, while we continue to drive improvements in Viacom’s financial performance.”

Mr. Bakish said, “I look forward to working closely with the Board of Directors, senior management and our talented and hardworking people around the world to realize the full potential of Viacom’s outstanding assets for the benefit of our audiences, partners and stockholders. Content is the lifeblood of our business and my near-term focus will be to nurture our creative output and brands, ensuring they remain distinctive, differentiated and powerful in an increasingly competitive global media landscape.”

About Bob Bakish

Bob Bakish has been President and CEO of Viacom International Media Networks, and its predecessor company MTV Networks International, since 2007, with oversight of all of Viacom’s media networks and related businesses outside the U.S. In this role, he has driven the development of its international portfolio of core TV brands, with MTV and Nickelodeon being joined by Comedy Central, Paramount Channel, BET, Spike and Nick Jr. on pay and free TV platforms worldwide. In addition, Bakish has overseen the creation and growth of the company’s Viacom18 Indian joint venture, which includes the Colors general entertainment networks, as well as the acquisition of Channel 5 in the U.K.

Under Bakish, the company has consistently grown profitability while expanding its TV, online and geographic footprint. Viacom’s 200 plus TV channels now reach approximately 3.9 billion cumulative television subscribers across more than 180 countries and broadcast in more than 40 languages. Bakish has also overseen the transition from TV to multiplatform distribution, with VIMN significantly growing online engagement with its video content, having launched a range of cutting edge digital properties including the Viacom Play Plex suite of mobile streaming apps that give on-demand access to the best TV content from its brands, all while building its branded presence on 3rd party video-on-demand and social media platforms, with an estimated 850 million fans and followers worldwide.

Bakish’s growth strategy for VIMN has also involved substantially increasing the amount of original programming produced by Viacom internationally, driven in part by the recently opened Viacom International Studios in Miami, and Channel 5 Productions in the UK. In addition, he has expanded the off-screen presence of VIMN's brands through live events, stores, theme parks and hotels.

Bakish has delivered significant growth in some of the world’s most valuable media markets including established markets like the U.K., Italy and Spain, as well as higher growth markets such as India, Mexico, Brazil, China, Russia and Africa.

Previously, Mr. Bakish was President, MTV Networks International, running MTVN’s operations outside the U.S. He previously served as EVP, Operations and Viacom Enterprises, and prior to that as EVP and Chief Operating Officer, MTV Networks Advertising Sales. Prior to joining MTV Networks, Mr. Bakish was SVP, Planning, Development and Technology at Viacom. Before joining Viacom in February 1997, Mr. Bakish was a partner with Booz Allen & Hamilton in its Media and Entertainment practice.

Mr. Bakish received an M.B.A. from the Columbia Business School of in 1989 and a B.S. in Operations Research from Columbia's School of Engineering and Applied Science in 1985.

About Viacom

Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form content, apps, games, consumer products, social media experiences, and other entertainment content for audiences in more than 180 countries. Viacom's media networks, including Nickelodeon, Comedy Central, MTV, VH1, Spike, BET, CMT, TV Land, Nick at Nite, Nick Jr., Channel 5 (UK), Logo, Nicktoons, TeenNick and Paramount Channel, reach over 3.9 billion cumulative television subscribers worldwide. Paramount Pictures is a major global producer and distributor of filmed entertainment.

For more information about Viacom and its businesses, visit www.viacom.com. Keep up with Viacom news by following Viacom's blog at blog.viacom.com and Twitter feed at www.twitter.com/viacom.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the effect of uncertainty stemming from ongoing transitions involving our board of directors and management and related changes in strategy, including a potential business combination with CBS Corporation; the public acceptance of our brands, programs, motion pictures and other entertainment content on the various platforms on which they are distributed; the impact of inadequate audience measurement on our program ratings and advertising and affiliate revenues; technological developments and their effect in our markets and on consumer behavior; competition for content, audiences, advertising and distribution; the impact of piracy; economic fluctuations in advertising and retail markets, and economic conditions generally; fluctuations in our results due to the timing, mix, number and availability of our motion pictures and other programming; the potential for loss of carriage or other reduction in the distribution of our content; changes in the Federal communications or other laws and regulations; evolving cybersecurity and similar risks; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2016 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Media Contacts:
Viacom
Jeremy Zweig, 212-846-7503
jeremy@viacom.com

or

Finsbury, on behalf of Viacom
Michael Gross, 646-805-2003
Sara Evans, 646-805-2066